Exhibit 10.5

TERM LOAN NOTE

$20,000,000	December 29, 2015
Fargo, North Dakota

FOR VALUE RECEIVED, the undersigned, ABE SOUTH DAKOTA, LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of AgCountry Farm Credit Services, PCA (together with any subsequent holder hereof, “Term Lender”) or its successors and assigns, at Post Office Box 6020, 1900 44th Street South, Fargo, North Dakota 58108, (a) on the Term Loan Maturity Date (as defined in the Master Credit Agreement between Borrower and Term Lender dated as of December 29, 2015 and the Second Supplement to the Master Credit Agreement (Term Loan) between Borrower and Term Lender dated the same date (as the same may be amended, restated, supplemented or otherwise modified from time to time), collectively known as the “Credit Agreement”), the principal sum of Twenty Million and No/100 Dollars ($20,000,000.00) or so much of the unpaid principal amount of the Term Loan (as defined in the Credit Agreement) as has been advanced by Term Lender to Borrower pursuant to the Credit Agreement, and (b) on each date specified in the Credit Agreement prior to the Term Loan Maturity Date, the principal amount of the Term Loan payable to Term Lender on such date as specified therein, in lawful money of the United States of America in immediately available funds, and to pay interest from the Closing Date on the unpaid principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. Borrower also promises to pay Default Interest (as defined in the Credit Agreement), on demand, on the terms and conditions set forth in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of Term Lender.

All borrowings evidenced by this Term Loan Note and all payments and prepayments of the principal hereof and the date thereof shall be recorded by Term Lender in its internal records; provided, that the failure of Term Lender to make such a notation or any error in such notation will not affect the obligations of Borrower to make the payments of principal and interest in accordance with the terms of this Term Loan Note and the Credit Agreement.

This Term Loan Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, all upon the terms and conditions therein specified.

THIS TERM LOAN NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH DAKOTA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

ABE SOUTH DAKOTA, LLC

By:
Name:	Richard R. Peterson
	Title:	President and Chief Executive Officer

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